Exhibit 16(4)(ii):  Point to Point Cap with Buffer Index Strategy Rider (VR-RA-4037(2017))

VOYA RETIREMENT INSURANCE

AND ANNUITY COMPANY

pOINT TO POINT CAP with Buffer

INDEX STRATEGY Rider

The Contract to which this Point to Point Cap with Buffer Index Strategy Rider (this “Rider”) is attached is hereby modified by the provisions of this Rider. This Rider makes available Index Segments through the Contract and this Rider’s provisions shall control to the extent a conflict exists between this Rider and the Contract.  Any capitalized terms not defined in this Rider shall have the meaning given to them in the Contract.  Please carefully read this Rider and the Contract to which it is attached.

1.        RIDER DATA TABLES

Rider Effective Date	[January 1, 2018]
Contract Number	[R123456]
Annuitant	[Thomas J. Doe]
Owner/Joint Owner	[John Q. Doe]
Total Initial Allocation	$[x,xxx]

Initial allocation of Premium or Accumulation Value under your Contract to the Index Segment(s) as of the Rider Effective Date:

Index Segments
Index[1]	Segment Term	Buffer	Rate Threshold	Allocation Percentage
[MSCI EAFE] Index	[x] Year	[xx]%	[xx]%	[xx%]
[NASDAQ 100] Index	[x] Year	[xx]%	[xx]%	[xx%]
[Russell 2000] Index	[x] Year	[xx]%	[xxx]%	[xx%]
[S&P 500] Index	[x] Year	[xx]%	[xxx]%	[xx%]

When you elect to allocate Premium or Accumulation Value under your Contract to one or more Index Segments within this Rider, your Premium or Accumulation Value is held in the Interim Segment until the Segment Start Date, provided the Segment Participation Requirements are met.  A Segment Start Date is the day on which an Index Segment begins and occurs on the 25th day of the month for each applicable Index Segment Term.

Subsequent Premium will be allocated among the available investment options according to these allocation instructions unless you direct otherwise.  See Sections 4.3, 4.4 and 4.5 of the Contract for further details.

1[MSCI EAFE - THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE

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ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or products, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.]

[NASDAQ - The Product(s) is not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations’ only relationship to Voya Services Company ("Licensee") is in the licensing of the Nasdaq®, OMXTM, and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the Product(s). NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[Russell 2000 - The Russell 2000 is a trademark of Russell Investments and have been licensed for use by Voya Retirement Insurance and Annuity Company. The product is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the product.]

[S&P 500 - The S&P 500 Index is a product of S&P Dow Jones Indices LLC ('SPDJI"), and has been licensed for use by Voya Retirement Insurance and Annuity Company. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Voya Retirement Insurance and Annuity Company. The product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones

VR-RA-4037(2017)                                            1(cont.)

Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the product particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Voya Retirement Insurance and Annuity Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Voya Retirement Insurance and Annuity Company or the product. S&P Dow Jones Indices have no obligation to take the needs of Voya Retirement Insurance and Annuity Company or the owners of the product into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the product or the timing of the issuance or sale of the product or in the determination or calculation of the equation by which the product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the product. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the product currently being issued by Voya Retirement Insurance and Annuity Company, but which may be similar to and competitive with the product. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

VR-RA-4037(2017)                                            1(cont.)

2.   IMPORTANT TERMS AND DEFINITIONS

Buffer means the maximum percentage loss in an Index that is absorbed by us on a Segment End Date, before the Index Segment will lose value.

Cap Rate is the maximum percentage growth in an Index that may be realized through an Index Segment over the Segment Term.

Index Change for each Index Segment is the percentage change in the Index Value from the Segment Start Date to any Business Day thereafter, up to and including the Segment End Date. Index Change percentage may be negative, zero or positive.

Index Credit Rate is the Index Change after application of the Cap Rate or Buffer. The Index Credit Rate can be negative, zero or positive.

Index Value is the reference price, not including dividends, used to determine the Index Change for an Index Segment. The Index Value for a Segment Start Date, a Segment End Date and any day in between is the Index Value at the close of business on the Business Day immediately prior to that date.

Interim Value means the value of an Index Segment on any date between the Segment Start Date and the Segment End Date.

Prorated Cap Rate is equal to the result of the Cap Rate for the Index Segment multiplied by quotient of the number of days elapsed in the Segment Term divided by the total number of days in the Segment term.

Rider Effective Date is shown on the Rider Data Table and is the date this Rider becomes effective.  The Rider Effective Date is the same as the Contract Date, unless a different Rider Effective Date is shown in the Rider Data Table.

Withdrawal Adjustment is the cumulative percentage reduction applied to the value of an Index Segment as a result of all Withdrawals from the Index Segment during the Segment Term.  The percentage reduction for each Withdrawal is equal to 1 minus the percentage of Index Segment value withdrawn, where the percentage of Index Segment value withdrawn is equal to the amount of the Withdrawal divided by the Index Segment value immediately before the Withdrawal.  The percentage reduction for each Withdrawal during the Segment Term is then multiplied together to determine the overall Withdrawal Adjustment.

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3. INDEX SEGMENTS

3.1 Index Segments

Index Change

The value of the amount allocated to an Index Segment depends on the Index Change during the Segment Term, the Buffer and the Cap Rate we declare for that Index Segment.  We calculate the Index Change percentage as a point to point change in the Index Value over the Segment Term using the formula below:

(a) – (b)
(b)

Where:

(a)   is the Index Value for the Segment End Date; and

(b)   is the Index Value for the Segment Start Date.

Cap Rate

We declare the Cap Rate for each new Index Segment to be effective on the Segment Start Date. The Cap Rate for each Index Segment shall be determined solely in our discretion. The Cap Rate may vary for each Index Segment. We may set Cap Rates for new Contracts that are different than the Cap Rates we set during that period for the same Index Segment under existing Contracts. You may set a Rate Threshold, which will be the minimum declared Cap Rate that must be met before Premium or Accumulation Value will be allocated to an Index Segment.

Buffer

Buffers are expressed as a percentage value that is greater than or equal to zero.

Index Credit Rate

If the Index Change percentage is greater than or equal to zero, then the Index Credit Rate is equal to the lesser of the Index Change and the Cap Rate.

If the Index Change percentage is less than zero, then the Index Credit Rate is equal to the lesser of zero and the Index Change offset by the Buffer.

Index Segment Value

Each Index Segment will have an associated value which will be calculated as follows:

(1)   On each Segment Start Date the value equals the amount of Premium and/or Accumulation Value allocated to the Index Segment, less any premium tax, if applicable.

(2)   On each Segment End Date the value equals:

(a)      The value on the Segment Start Date; multiplied by

(b)      1 plus the Index Credit Rate for the Index Segment; multiplied by

(c)      A Withdrawal Adjustment for any Withdrawal from the Index Segment during the Segment Term.

(3)   On any other date during the applicable Segment Term, the value of an Index Segment is equal to its Interim Value.

Interim Value

The Interim Value of an Index Segment is equal to the lesser of (1) and (2), multiplied by a Withdrawal Adjustment for any Withdrawal from the Index Segment during the Segment Term, where:

(1)   Is the sum of the estimated fair value of hypothetical fixed instruments and derivatives associated with the Index Segment; and

(2)   Is the Index Segment value on the Segment Start Date, multiplied by 1 plus the Prorated Cap Rate.

The estimated fair value of the hypothetical fixed instruments and derivatives associated with an Index Segment is determined using risk-free swap rates and option prices widely used in derivative markets.  Our methodology for calculating the Interim Value is on file with the insurance supervisory official in the jurisdiction in which this Contract is issued.

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4. OTHER IMPORTANT INFORMATION

4.1. Fees and Charges

Amounts Surrendered may be subject to a Surrender Charge as described in the Contract. Amounts Surrendered do not participate in any future Index Credit Rates, as applicable, for the Segment Term in which they are taken. No Surrender Charge will apply after the Surrender Charge Period.

All other provisions of the Contract remain unchanged.

Signed

[/s/Jennifer M. Ogren]

[Jennifer M. Ogren]

[Secretary]

VR-RA-4037(2017)                                                 4